UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 19, 2009, Robert Lowinger (the “Plaintiff”) filed in the U.S. District Court in the District of Nevada a purported class action against defendants MGM MIRAGE (the “Company”), J. Terrence Lanni, James J. Murren, Daniel J. D’Arrigo and Robert H. Baldwin alleging federal securities laws violations. The complaint includes two counts: (i) violation of Section 10(b) of the Exchange Act of 1934, as amended, and Rule 10b-5 thereunder against all defendants, and (ii) violation of Section 20(a) of the Exchange Act of 1934, as amended, against the individual defendants. In the complaint, the Plaintiff alleges that, between August 2, 2007 and March 5, 2009, the defendants disseminated or approved materially false and misleading statements that misled the investing public regarding the Company’s business, operations, management and intrinsic value of its common stock.
     The Company believes that the allegations set forth in the complaint are without merit. The Company will vigorously defend against these claims but there can be no assurance that the outcome of the proceedings will not have a material adverse effect on the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: August 25, 2009	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary